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                                                                     EXHIBIT F-1

CENTERPOINT ENERGY, INC.

                                                                                                           (IN THOUSANDS)
                                                                                                  ---------------------------------
                                                                                                    DECEMBER 2004 ENDING BALANCES
                                                                                                  ---------------------------------
                                                                                                      DR/(CR)           DR/(CR)
                                                                                                      ISSUER            OWNER'S
          TEXAS                                                                                        BOOK              BOOK
SUBSIDIARIES/AFFILIATES:                                                     OWNERSHIP  DOMICILE        VALUE             VALUE
------------------------                                                     ---------  -------- -----------------  ----------------
UTILITY HOLDING, LLC                                                              100%   Del      $  6,042,493.77    $ 6,042,493.77
  CenterPoint Energy Funding Company (f/k/a Houston Industries
    Funding Company)                                                              100%   Del      $        446.62    $       446.62
  CenterPoint Energy Houston Electric, LLC (3) (formerly Reliant
    Energy, Incorporated)                                                         100%   Tex      $  2,033,494.46    $ 2,033,494.46

          CenterPoint Energy Transition Bond Company, LLC (f/k/a
            Reliant Energy Transition Bond Company, LLC)                          100%   Del      $      3,745.48    $     3,745.49
          CenterPoint Energy Transition Bond Company II, LLC                      100%   Del     ($      5,500.00)  ($     5,500.00)
          Houston Industries FinanceCo GP, LLC                                    100%   Del      $          0.00    $         0.00
          Houston Industries FinanceCo LP (6)                                      99%   Del      $          0.00    $         0.00
  CenterPoint Energy,Service Company                                              100%   Del      $     39,585.18    $    39,585.18
      CenterPoint Energy Avco Holdings, LLC                                       100%   Del     ($        201.88)  ($       201.88)
  CenterPoint Energy Investment Management, Inc. (f/k/a Reliant
   Energy Investment Management, Inc.)                                            100%   Del      $    738,219.12    $   738,219.12
  CenterPoint Energy Power Systems, Inc. (f/k/a Reliant Energy
   Power Systems, Inc.)                                                           100%   Del     ($      1,761.94)  ($     1,761.94)
  CenterPoint Energy Products, Inc. (f/k/a Reliant Energy
   Products, Inc.)                                                                100%   Del      $        181.33    $       181.33
  CenterPoint Energy Properties, Inc. (f/k/a Reliant Energy
   Properties, Inc.)                                                              100%   Del      $     84,609.16    $    84,609.16
  CenterPoint Energy Tegco, Inc. (2)  (f/k/a Reliant Energy
   Tegco, Inc.)                                                                   100%   Del      $          0.00    $         0.00
  HL&P Capital Trust I (5)                                                        100%   Del      $          0.00    $         0.00
  HL&P Capital Trust II (5)                                                       100%   Del      $      3,199.41    $     3,199.41
  NorAm Energy Corp. (2, 10)                                                      100%   Del      $          0.00    $         0.00
  REI Trust I (5)                                                                 100%   Del      $          0.00    $         0.00
  Texas Genco Holdings, Inc. (22)                                                 100%   Tex      $    522,290.53    $   522,290.53
          Texas Genco GP, LLC                                                     100%   Tex      $      3,757.31    $     3,757.31
          Texas Genco LP, LLC                                                     100%   Del      $    387,263.75    $   387,263.74
                Texas Genco, LP  (16) (21)                                         99%   Tex      $    462,988.37    $   391,168.66

  Utility Rail Services, Inc.                                                     100%   Del      $          0.00    $         0.00
          UFI Services, Inc.                                                      100%   Del
  Block 368 GP, LLC                                                               100%   Tex      $          0.00    $         0.00
  Block 368, LP                                                                  99.5%   Tex      $          0.00    $         0.00

  CENTERPOINT ENERGY RESOURCES CORP. (f/k/a RELIANT ENERGY
   RESOURCES CORP.)                                                               100%   Del      $  2,537,198.24    $ 2,537,198.24

      Subsidiaries/Affiliates:
      ALG Gas Supply Company                                                      100%   Del      $          0.00    $         0.00
      Allied Materials Corporation                                                100%   Tex     ($      2,051.52)  ($     2,051.52)
      Arkansas Louisiana Finance Corporation                                      100%   Del      $      1,565.20    $     1,565.20
      Arkla Industries Inc. (2)                                                   100%   Del     ($     10,463.40)  ($    10,463.40)
      Arkla Products Company (2)                                                  100%   Del      $          0.00    $         0.00
      CenterPoint Energy Alternative Fuels, Inc. (f/k/a Entex
       Fuels, Inc.)                                                               100%   Tex     ($      3,244.09)  ($     3,244.09)
      CenterPoint Energy Consumer Group, Inc. (f/k/a Reliant
       Energy Consumer Group, Inc.)                                               100%   Del      $          0.00    $         0.00
      CenterPoint Energy Field Services, Inc. (f/k/a Reliant
       Energy Field Services, Inc.)                                               100%   Del      $    167,746.66    $   167,746.66
          CenterPoint Energy Field Services Holdings, Inc.
           (f/k/a Reliant Energy Field Services Holdings, Inc.)                   100%   Del      $     33,168.05    $    33,168.05

          CenterPoint Energy Gas Processing, Inc. (f/k/a Reliant
           Energy Gas Processing, Inc.)                                           100%   Del      $     13,508.67    $    13,508.67
      CenterPoint Energy Gas Receivables, LLC                                     100%   Del      $     82,501.00    $    82,501.00
      CenterPoint Energy Gas Transmission Company (f/k/a
       Reliant Energy Gas Transmission Company)                                   100%   Del      $    897,048.42    $   897,048.42

      CenterPoint Energy Hub Services, Inc. (2)  (f/k/a Reliant
       Energy Hub Services, Inc.)                                                 100%   Del      $          0.00    $         0.00
      CenterPoint Energy - Illinois Gas Transmission Company
       (f/k/a Illinois Gas Transmission Company)                                  100%   Del     ($      2,222.62)  ($     2,222.62)
      CenterPoint Energy Intrastate Holdings, LLC (f/k/a
        Reliant Energy Intrastate Holdings, LLC)                                  100%   Del     ($      1,111.69)  ($     1,111.69)
          Pine Pipeline Acquisition Company, LLC (19)                           81.40%   Del      $        925.19    $       753.10
      CenterPoint Energy Gas Services, Inc. (f/k/a Reliant
       Energy Retail, Inc.)                                                       100%   Del     ($     29,005.29)  ($    29,005.29)

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
          CenterPoint Energy Retail Interests, Inc. (f/k/a
           Reliant Energy Retail Interests, Inc.)                                  100%   Del    $    127,479.38    $   127,479.38

      CenterPoint Energy - Mississippi River Transmission
       Corporation (f/k/a Mississippi River Transmission
       Corporation)                                                                100%   Del    $     74,460.98    $    74,460.98
          CenterPoint Energy MRT Holdings, Inc. (f/k/a MRT
           Holdings, Inc.)                                                         100%   Del    $          0.00    $         0.00
          CenterPoint Energy MRT Services Company (f/k/a MRT
           Services Company)                                                       100%   Del    $    147,105.84    $   147,105.84

      CenterPoint Energy Pipeline Services, Inc. (f/k/a Reliant
       Energy Pipeline Services, Inc.)                                             100%   Del    $     20,966.01    $    20,966.01
          CenterPoint Energy OQ, LLC (f/k/a Reliant Energy OQ, LLC)                100%   Del    $        524.99    $       524.99
               OQ Partners, a general partnership (20)                              50%   Tex
      CenterPoint Energy Trading and Transportation Group, Inc.
       (f/k/a Reliant Energy Trading and Transportation Group,
         Inc.)                                                                     100%   Tex
          Entex Gas Marketing Company                                              100%   Tex    $          0.00    $         0.00
          Entex NGV, Inc.                                                          100%   Del    $          0.00    $         0.00
          Entex Oil & Gas Company                                                  100%   Tex    $          0.00    $         0.00
          Intex, Inc. (2)                                                          100%   Tex    $          0.00    $         0.00
          CenterPoint Energy Intrastate Pipelines, Inc.                            100%   Tex    $     34,448.66    $    34,448.66
          Minnesota Intrastate Pipeline Company                                    100%   Del    $      2,476.26    $     2,476.26
          National Furnace Company                                                 100%   Tex   ($        679.44)  ($       679.44)
          NorAm Financing I (5)                                                    100%   Del    $          0.00    $         0.00
          NorAm Utility Services, Inc.                                             100%   Del    $          0.00    $         0.00
          Reliant Energy Funds Management, Inc.                                    100%   Del    $  1,290,042.42    $ 1,290,042.42
          United Gas, Inc. (2)                                                     100%   Tex    $          0.00    $         0.00

  CENTERPOINT ENERGY INTERNATIONAL, INC. (f/k/a Reliant Energy
   International, Inc.)                                                            100%   Del    $     44,199.03    $    44,198.96
      CenterPoint Energy International Holdings, LLC (12)
      (f/k/a Reliant Energy International Holdings, LLC)                           100%   Del
          Reliant Energy El Salvador, S.A. de C.V.12  (15)                          99%   Els
      CenterPoint Energy International II, Inc. (f/k/a Reliant
       Energy International II, Inc.)                                              100%   Del
          HIE Ford Heights, Inc.                                                   100%   Del
          HIE Fulton, Inc.                                                         100%   Del
          Reliant Energy India, Inc.                                               100%   Mau
               Reliant Energy Rain, Inc.                                           100%   Mau
                       Rain Calcining Limited (17)                               24.79%   Ind
      CenterPoint Energy International Services, Inc. (12)
       (f/k/a Reliant Energy International Services, Inc)                          100%   Del
      CenterPoint Energy Light, Inc. (f/k/a Reliant Energy
       Light, Inc.)                                                                100%   Del
      HI Energy Holdings I B.V. (12)                                               100%   Nth
      Reliant Energy Brasil, Ltda. (12)                                         100.00%   Brz
      Reliant Energy Brazil Ltd. (12)                                              100%   Cay
          HIE Brasil Rio Sul Ltda. (12)                                             20%   Brz
          Reliant Energy International Brasil Ltda. (12, 13)                     99.90%   Brz
      Reliant Energy Brazil Tiete Ltd. (12)                                        100%   Cay
      Reliant Energy Colombia Ltda. (12, 14)                                        99%   Col
      Reliant Energy Outsource Ltd. (12)                                           100%   Cay
          Venus Generation El Salvador (18)                                         50%   Cay
      Worldwide Electric Holdings B.V. (12)                                        100%   Nth
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1     Incorporated on August 31, 2001. Originally incorporated under the name
      "Reliant Energy Regco, Inc."

2     Inactive.

3 Formerly Reliant Energy, Incorporated. Converted into a limited liability company effective as of 11:54 p.m. on Saturday, August 31, 2002.

4 Incorporated on February 2, 2001 to preserve the name "CenterPoint Energy" in Delaware.

5 These entities are statutory business trusts created under Delaware law and treated as subsidiaries of their parent company for financial reporting purposes.

6     The remaining 1% of this subsidiary is owned by Houston Industries
      FinanceCo GP, LLC.

7     The remaining 1% of this subsidiary is owned by Reliant Energy FinanceCo
      II GP, LLC.

8     The remaining 1% of this subsidiary is owned by Reliant Energy FinanceCo
      III GP, LLC.

9     The remaining 1% of this subsidiary is owned by Reliant Energy FinanceCo
      IV GP, LLC.

10    This company was incorporated on 2/3/99 to preserve the name "NorAm Energy
      Corp." in Delaware.

11    The remaining 1% of this subsidiary is owned by CenterPoint Energy
      District Cooling, LLC (f/k/a Northwind Houston, L.L.C.).

12    In the process of being dissolved.

13    The remaining 0.1% is owned by Reliant Energy Brazil Tiete Ltd.

14    The remaining 1% of this subsidiary is owned by CenterPoint Energy
      International Holdings, LLC (f/k/a Reliant Energy International Holdings,
      LLC).

15    The remaining 1% of this subsidiary is owned by CenterPoint Energy
      International, Inc. (f/k/a Reliant Energy International, Inc.)

16    The remaining 1% of this subsidiary is owned by Texas Genco GP, LLC.

17 15% of this subsidiary is owned by International Finance Corporation, 5% by Applied Industrial Materials Corporation, 25.48% by N. Jagan Mohan
      Reddy, individually and beneficially for numerous resident and non-resident Indians.

18    The remaining 50% of this subsidiary is owned by EDC Energy
      Ventures-Generation El Salvador.

19    The remaining 18.6% of this company is owned by LGS Natural Gas Company.

20    The remaining 50% of this partnership is owned by Overnite Software, Inc.

21    Impaired earnings of Discontinued Operations

22 At December 15, 2004, the minority shares were repurchased and the fossil generation assets were sold. Consolidated Texas Genco Holdings, Inc. is now 100% owned.